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                                                                    Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-84594 of Peoples Energy Corporation on Form S-3 of our report dated December 12, 2002 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in accounting for acquisition, exploration and development activities related to oil and gas reserves from the full cost method to the successful efforts method, and the change in accounting for derivative instruments to adopt Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended) appearing in the Annual Report on Form 10-K of Peoples Energy Corporation for the year ended September 30, 2002, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Chicago, Illinois

December 19, 2002